Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS SECURITY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX, UNLESS THE HOLDER ESTABLISHES THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A HOLDER THAT, FOR JAPANESE TAX PURPOSES, IS NOT AN INDIVIDUAL RESIDENT OF JAPAN, A JAPANESE CORPORATION, OR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR NON-JAPANESE CORPORATION THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER OF THIS SECURITY, AS DESCRIBED IN ARTICLE 6, PARAGRAPH 4 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, OR IS A DESIGNATED JAPANESE FINANCIAL INSTITUTION DESCRIBED IN ARTICLE 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, A JAPANESE CORPORATION, OR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR NON-JAPANESE CORPORATION THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER OF THIS SECURITY NOT DESCRIBED IN THE PRECEDING PARAGRAPH WILL BE SUBJECT TO DEDUCTION OF JAPANESE INCOME TAX AT A RATE OF 15% OF THE AMOUNT SPECIFIED IN SUBPARAGRAPH (A) OR (B) BELOW, AS APPLICABLE:

(A)	IF INTEREST IS PAID TO AN INDIVIDUAL RESIDENT OF JAPAN, A JAPANESE CORPORATION, OR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR NON-JAPANESE CORPORATION THAT IS A SPECIALLY-RELATED PERSON OF THE ISSUER OF THIS SECURITY (EXCEPT AS PROVIDED IN SUBPARAGRAPH (B) BELOW), THE AMOUNT OF SUCH INTEREST; AND

(B)	IF INTEREST IS PAID TO A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A SECURITIES COMPANY THROUGH A JAPANESE PAYMENT HANDLING AGENT AS PROVIDED IN ARTICLE 3-3, PARAGRAPH 6 OF THE SPECIAL TAXATION MEASURES LAW OF JAPAN, THE AMOUNT OF SUCH INTEREST MINUS THE AMOUNT PROVIDED IN THE CABINET ORDER RELATING TO SAID PARAGRAPH 6.

THIS GLOBAL SECURITY IS A SECURITY IN GLOBAL FORM AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE ABOVE LEGEND WITH RESPECT TO JAPANESE TAXATION.

ORIX CORPORATION

[    ]% Notes due April [    ], 2015

Principal Amount: $[            ]

[No.     ]

CUSIP No. [        ]

ISIN: [    ]

Common code: [    ]

ORIX Corporation, a joint stock company organized under the laws of Japan (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth above on [            ], 2015 and to pay interest thereon from [            ], 2010 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on [            ] and [            ] in each year commencing [            ], 2010 at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

With respect to each interest payment date, as described above, interest shall be paid to the holders of record as of the immediately preceding [            ] and [            ], as applicable. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any payment is due on this Security on a day that is not a business day, payment will be made on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in an Event of Default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

For the purposes of the preceding paragraph, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City or in Tokyo are authorized generally or obligated by law, regulation or executive order to close.

The principal of, and interest and additional amounts on, this Security will be payable in U.S. dollars. The Company will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to DTC.

The Company will pay the holder hereof additional amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this note.

This Security is the direct, unsecured and unsubordinated general obligation of the Company and has the same rank in liquidation as all of the other unsecured and unsubordinated debt of the Company. This Security is not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ORIX CORPORATION has caused this Security to be duly executed.

Dated: [    ], 2010

ORIX CORPORATION

By:
Name: [ ]
Title: [ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: [    ], 2010

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	CITIBANK, N.A., as Authenticating Agent

By:
Name: [ ]
Title: [ ]

REVERSE OF NOTE

This Security is one of the duly authorized issues of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the indenture dated as of [            ], 2010 (hereinafter called the “Indenture”), duly executed and delivered by the Company and Law Debenture Trust Company of New York, as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Company and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to date, amount, seniority, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

Payments of principal and interest on the Securities will be made by the Company without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision thereof having power to tax, unless otherwise required by law. If any such withholding or deduction is required by Japanese law, the Company will pay to a Holder such additional amounts as may be necessary in order that the amount received by the Holder after deduction or withholding for or on account of any such present or future tax, duty, assessment or other governmental charge will not be less than the amount that, in the absence of such deduction or withholding, would have been received by the Holder. However, additional amounts will not be required to be paid under any of the following circumstances:

•	the Holder or beneficial owner of the Security is a resident of Japan, a Japanese corporation, or a non-resident of Japan or non-Japanese corporation that is a specially-related person of the Company;

•

the Holder or beneficial owner of the Security is subject to such tax, duty, assessment or other governmental charge by reason of having some connection to Japan, other than the mere holding of the Security;

•

the tax, duty, assessment or other governmental charge is imposed or withheld because the Holder or beneficial owner failed to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of Japan require as a precondition to exemption from all or part of such tax or governmental charge;

•

the Security is presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Security became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment to an individual pursuant to the European Council Directive 2003/48/EC regarding the taxation of savings income, or any law implementing such directive;

•

the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Security (where presentation is required) to another paying agent in a member state of the European Union (to the extent such paying agent is appointed by us at the time such presentation of the note is so required);

•

the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and the laws of Japan require the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the Holder of such Security; or

•	any combination of the above.

The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Japanese taxing authority in accordance with applicable law. The Company will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so deducted or withheld from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and will provide such certified copies to each Holder. The Company will attach to each certified copy a certificate stating (x) that the amount of withholding tax, duty, assessment or other governmental charge evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding tax, duty, assessment or other governmental charge paid per $1,000 principal amount of the Securities. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Securities upon request and will be made available at the office of the paying agent.

The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal or interest on this Security; provided that, except as otherwise set forth herein and in the Indenture, the Company shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the initial issuance, execution, delivery or registration of this Security.

References to principal or interest in respect of the Securities shall be deemed to include any additional amounts due which may be payable as set forth here and in the Indenture.

The Company has the option to redeem the Securities prior to maturity if, upon any change in Japanese law occurring on or after the issue date, the Company would be required to pay additional amounts as described above, in which case the Company may redeem the Securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Securities plus accrued interest to the redemption date. Furthermore, the Company must give the Holders between 30 and 60 days notice before redeeming the Securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be required to make such payment of additional amounts if a payment in respect of the Securities were actually due on such date.

So long as any of the Securities remain outstanding the Company may not create or permit to subsist any pledge, lien or other charge upon the whole or any part of its undertaking, assets or revenues present or future to secure, for the benefit of the holders thereof, any External Indebtedness, as defined below, without according or procuring to be accorded to the debt obligations of the Company under the Securities and the Indenture the same security as is granted to such External Indebtedness or such other security or guarantee as shall be approved by more than 50% of the outstanding principal amount of the Securities. External Indebtedness means any of indebtedness of the Company or any of its consolidated subsidiaries, with a stated maturity of more than one year from the creation thereof, which is represented by bonds, debentures, notes or any other similar debt securities which are quoted, listed or ordinarily dealt in, or are intended to be quoted, listed or ordinarily dealt in, on a stock exchange or on any over-the-counter or any other similar securities market outside Japan and which are by their terms repayable or confer a right to receive repayment in any currency other than yen or are denominated in yen, if a majority of the aggregate nominal amount thereof is initially distributed outside Japan by or with the Company’s authorization (or guarantees, indemnities or other like obligations (in each case granted or undertaken for the benefit of the holders of such securities to secure the payment of such indebtedness) in respect of such indebtedness).

The Company reserves the right, from time to time, without the consent of the Holders of the Securities, to issue additional Securities on terms and conditions identical to those of the Securities (other than the issue date, the date upon which interest first accrues, and, in some cases, the first interest payment date), which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities; provided that such additional Securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or as part of a “qualified reopening” for U.S. federal income tax purposes. The Company may also issue other securities under the Indenture as part of a separate series that have different terms from the Securities.

The Company may change the paying agent or registrar without prior notice to the Holders of the Securities, and the Company or any of its subsidiaries may act as paying agent or registrar.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this global note, interest payments on such Securities issued in definitive form will be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by the Company and other matters required to be governed by the laws of Japan.

All capitalized terms used but not defined in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

PAYING AGENT

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, NY 10013

Attn: Agency and Trust

Phone: 212 816 5805

Fax: 212 816 5527